Exhibit 99.1

MRC GLOBAL ANNOUNCES THIRD QUARTER 2015

EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON, September 24, 2015 – MRC Global Inc. (NYSE: MRC) announced today that it will release its third quarter 2015 results on Thursday, November 5, 2015 after the market closes.  In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, for Friday, November 6, 2015 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:MRC Global Third Quarter 2015 Earnings Conference Call

When:Friday, November 6, 2015 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:Live via phone -- By dialing 412-902-0003 and asking for the MRC Global call at least 10 minutes prior to the start time, or Live over the Internet -- By logging onto the web at the address below

Where:http://www.mrcglobal.com

For those who cannot listen to the live call, a replay will be available through November 18, 2015 and can be accessed by dialing 201-612-7415 and using pass code 13612017#.  Also, an archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global, a Fortune 500 company, is the largest global distributor, based on sales, of pipe, valves, and fittings (PVF) and related products and services to the energy industry and supplies these products and services across each of the upstream, midstream and downstream sectors. More information about MRC Global can be found on our website mrcglobal.com.

Contact:
Monica Broughton Investor Relations MRC Global Inc. Monica.Broughton@mrcglobal.com 832-308-2847

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